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Exhibit 5.1

August 20, 2021

Materialise NV

Technologielaan 15

3001 Leuven (Heverlee)

Belgium

Ladies and Gentlemen:

As counsel to Materialise NV, a limited liability company (naamloze vennootschap) organized and existing under the laws of the Kingdom of Belgium (the “Company”), we have examined the Registration Statement on Form F-3 to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offering and sale from time to time of (i) ordinary shares of no nominal value of the Company (the “Ordinary Shares”) (including in the form of American Depositary Shares (“ADSs”) representing the Ordinary Shares), (ii) preference shares of the Company (the “Preference Shares”) (including in the form of ADSs representing the Preference Shares), (iii) debt securities of the Company (the “Debt Securities”) issuable pursuant to an indenture (the “Indenture”) by and between the Company and a financial institution to be identified therein as trustee (the “Trustee”), (iv) warrants to purchase Ordinary Shares, Preference Shares and/or Debt Securities (including in the form of ADSs representing the Ordinary Shares or Preference Shares) of the Company (the “Warrants”) to be issued pursuant to the terms of one or more warrant agreements (the “Warrant Agreements”) to be entered into prior to the issuance of the Warrants or (v) units consisting of any combination of such foregoing securities described in clauses (i) through (iv) above (the “Units”) to be issued pursuant to the terms of one or more unit agreements (the “Unit Agreements”) to be entered into prior to the issuance of the Units. The Ordinary Shares, the Preference Shares, the Debt Securities, the Warrants and the Units are collectively referred to herein as the “Securities.” The Securities may be sold from time to time by the Company as set forth in the Registration Statement, the prospectus contained within the Registration Statement (the “Prospectus”) and supplements to the Prospectus. Certain terms of the Securities will be established by or pursuant to resolutions (the “Corporate Proceedings”) of the Company’s Board of Directors (the “Board”).

In connection with our opinions expressed below, we have examined such matters of fact as we have deemed necessary, which included examination of originals or copies of the Registration Statement and the exhibits filed as part thereof or incorporated therein by reference, the Prospectus and such other documents as we have deemed advisable, and we have examined such questions of law as we have deemed necessary.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the genuineness of signatures on documents reviewed by us, the conformity to originals and the completeness of all documents submitted to us as copies, the legal capacity of all parties executing any documents (other than the Company), the lack of any undisclosed termination, modification or waiver of any document, the absence of any extrinsic agreements or documents that might change or affect the interpretation or terms of documents, and the due authorization, execution and delivery of all documents by each party thereto other

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August 20, 2021

than the Company. We have also assumed that any certificates or instruments representing the Securities, when issued, will be executed by officers of the Company duly authorized to do so, and, in the case of Debt Securities, properly authenticated in accordance with the terms of the Indenture and delivered to the intended recipients with the intent that the Company be bound thereby. We have also assumed that the Indenture at the time of execution, authentication, issuance and delivery of the Debt Securities will be a valid and legally binding obligation of the Trustee. In rendering our opinion, we have also relied upon representations and certifications made to us by the Company, including, without limitation, representations in an Opinion Certificate addressed to us of even date herewith.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the state of New York (the “Applicable Laws”). Without limitation, we express no opinion with respect to the federal laws of the United States of America or the securities or “blue sky” laws of any state or any local or regional laws.

In connection with our opinions expressed below, we have assumed that, (i) at or prior to the time of the delivery of any of the Securities there will not have occurred any change in the law or the facts affecting the validity of the Securities, (ii) if any Debt Securities are issued, such Debt Securities will only be issued pursuant to the Indenture in the form filed with the Registration Statement as an exhibit and that there will not have occurred any change in law affecting the enforceability of the Debt Securities, (iii) all applicable covenants binding on or applicable to the Company restricting the issuance of Debt Securities will have been validly waived, (iv) the Registration Statement and any amendments (including any necessary post-effective amendments) will have been declared effective under the Securities Act, (v) at the time of the offer, issuance and sale of any Securities, no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect and (vi) all purchasers of Securities will timely pay in full to the Company all amounts they have agreed to pay to purchase such Securities, as approved by the Board or a duly authorized committee thereof, and that the purchase price of any Securities that are shares of capital stock will not be less than the par value thereof. We also have assumed that the terms of any Debt Securities to be established subsequent to the date hereof, the issuance and delivery of Securities subsequent to the date hereof and the compliance by the Company with the terms of such Securities, will not violate any applicable law (including, without limitation, any law relating to usury) or result in a violation of any provision of any of the organizational documents of the Company as then in effect or of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

This opinion is qualified by, and is subject to, and we render no opinion with respect to, the following limitations and exceptions to the enforceability of the Debt Securities, the Warrants and the Units:

(1)

The effect of the laws of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, assignment for the benefit of creditors, and other similar laws now or hereinafter in effect relating to or affecting the rights and remedies of creditors, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers.

(2)

The effect of general principles of equity and similar principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, public policy and unconscionability, and the possible unavailability of specific performance, injunctive relief, or other equitable remedies, regardless of whether considered in a proceeding in equity or at law.

(3)	In the case of the Debt Securities, the effect of laws relating to usury or permissible rates of interest for loans, forbearances or the use of money.

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August 20, 2021

We express no opinion regarding the effectiveness of any waiver or stay, extension or of unknown future rights. Further, we express no opinion regarding the effect of provisions relating to indemnification, exculpation or contribution to the extent such provisions may be held unenforceable as contrary to federal or state securities laws or public policy.

The Company has informed us that the Company intends to issue the Securities from time to time on a delayed or continuous basis. This opinion is limited to the Applicable Laws, including the rules and regulations thereunder, as in effect on the date hereof. We are basing this opinion on our understanding that, prior to issuing any Securities in connection with the Registration Statement, the Company will advise us in writing of the terms thereof and other information material thereto, will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the Registration Statement, the Prospectus and the applicable supplement to the Prospectus, as then in effect) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate with respect to such Securities. However, we undertake no responsibility to monitor the Company’s future compliance with applicable laws, rules or regulations of the Commission or other governmental body. We also assume the Company will timely file any and all supplements to the Registration Statement and Prospectus as are necessary to comply with applicable laws in effect from time to time.

Based upon the foregoing, we are of the following opinion:

1.

The Debt Securities, assuming the due authorization thereof, the completion of the Corporate Proceedings with respect thereto, the consistency of the terms thereof with the description of the Debt Securities contained in the Registration Statement, the Prospectus and any applicable supplement to the Prospectus, when duly executed and delivered and authenticated in accordance with the Indenture under which they are to be issued and when payment therefor is received, will constitute valid and legally binding obligations of the Company, will be entitled to the benefits provided by the applicable Indenture and will be enforceable against the Company in accordance with their terms.

2.

The Warrants, assuming the due authorization thereof, the completion of the Corporate Proceedings with respect thereto, the consistency of the terms thereof with the description of the Warrants contained in the Registration Statement, the Prospectus and any applicable supplement to the Prospectus, the due authorization of any Ordinary Shares, Preference Shares or Debt Securities underlying the Warrants and that the Warrants provide for the issuance of such Ordinary Shares or Preference Shares upon payment of consideration equal at least to the nominal value of the Ordinary Shares or Preference Shares being issued, if applicable, and do not contain provisions which violate applicable law, when duly executed, delivered and countersigned in accordance with the applicable Warrant Agreement and when payment therefor is received, will constitute valid and legally binding obligations of the Company, will be entitled to the benefits provided by the applicable Warrant Agreement and will be enforceable against the Company in accordance with their terms.

3.

The Units, assuming the due authorization thereof, the completion of the Corporate Proceedings with respect thereto, the consistency of the terms thereof with the description of the Units contained in the Registration Statement, the Prospectus and any applicable supplement to the Prospectus, the due authorization of any Ordinary Shares, Preference Shares, Debt Securities or Warrants, and the valid issuance of any Ordinary Shares, Preference Shares or Warrants, underlying the Units, that the consideration payable in respect of the Units is at least equal to the par value of the Ordinary Shares or Preference

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August 20, 2021

Shares underlying the Units, if applicable, and that the Units (and any underlying Debt Securities) do not contain provisions which violate applicable law, when duly executed, delivered and countersigned in accordance with the applicable Unit Agreement and when payment therefor is received, will constitute valid and legally binding obligations of the Company, will be entitled to the benefits provided by the applicable Unit Agreement and will be enforceable against the Company in accordance with their terms.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion is intended solely for use in connection with the issuance and sale of the Securities subject to the Registration Statement and is not to be relied upon for any other purpose. In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks only as of, the date of this letter first written above, is based solely on our understanding of facts in existence as of such date after the aforementioned examination and does not address any potential change in facts, circumstance or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Fenwick & West LLP

FENWICK & WEST LLP